FIRST AMENDMENT TO MANAGEMENT SERVICES AGREEMENT

This First Amendment to Management Services Agreement ("Amendment") is made and entered into as of this 14th day of October 2008, by and among Interline Resources Corporation, a Utah company, ("Interline"), and NorthCut Refining LLC, a limited liability company, (the "Company") (which may be referred to herein collectively as the "Parties" or individually as a "Party").

WITNESSETH:

WHEREAS, Interline is a member of the Company and the Manager under the Company's Operating Agreement dated September 10, 2007 (the ("Operating Agreement"); and

WHEREAS, Interline and the Company are parties to the Management Services Agreement dated September 10, 2007 (the "Agreement"), pursuant to which Interline is providing certain services to the Company and the Company is compensating Interline for such services and for its managerial and supervisory services contemplated by Section 5.5 of the Operating Agreement; and

WHEREAS, the Parties wish to amend the amount of the fees payable by the Company under the Agreement, as set forth in this Amendment (capitalized terms used in this Amendment but not defined shall have the meaning ascribed to them in the Agreement).

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein contained, the Parties hereto agree as follows:

1. Amendment to Fees. Sections I.i and 2.e of the Management Services Agreement of the Agreement are hereby amended to provide that, effective as of November I, 2008, the Company will pay Interline a monthly management fee of $60,000 for all services provided by Interline under the Agreement and as contemplated in the Operating Agreement, which amount shall not be subject to reduction following the Completion Date. This amount will be paid monthly in arrears. Interline agrees and acknowledges that no increase in the OP Service fee or payment of any additional fee may be made to it or any of its affiliates, directly or indirectly, except in accordance with Section 5.5 of the Operating Agreement.

2. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which when taken together, shall constitute a whole. It shall be fully executed when each Party whose signature is required has signed at least one counterpart notwithstanding that all Parties have not executed the same counterpart. The Parties agree that signatures transmitted by facsimile shall be binding as if they were original signatures.

3. Full Force and Effect. Except as set forth in this Amendment, all of the terms and conditions contained in the Agreement shall remain the same and in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first written above.

MANAGER:

THE COMPANY:

Interline Resources Corporation

Northcut Refining, LLC

By its Manager and Co-Interim Managers

Signature: /s/ Michael Williams_______

By: Michael Williams, President

Interline Resources Corporation,

Manager

Signature: /s/ Michael Williams_____

By:  Michael Williams, President

Northcut Holdings, LLC,

Co-interim Manager

Signature: /s/ Michael R. Burke_____

By: Michael R. Burke, Manager

PCG Midstream, LLC,

Co-interim Manager

Signature: /s/ Michael R. Burke

By: Michael R. Burke, Manager